                            SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                            of 1934 (Amendment No.     )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ X ]     Preliminary Proxy Statement
[   ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials

[   ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
          Section 240.14a-12

                                   DISC, INC.
                (Name of Registrant as Specified In Its Charter)

                                   DISC, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ X ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[   ] $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3).
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
      and 0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.*

         4)       Proposed maximum aggregate value of transaction:

         *Set forth the amount on which the filing fee is calculated and state how it was determined.

[   ] Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount previously paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:


Notes:

                                   DISC, INC.
                              372 TURQUOISE STREET
                               MILPITAS, CA 95035

                                 (408) 934-7000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD AUGUST 6, 1996

     The 1996 Annual Meeting of Shareholders of DISC, Inc. (the "Company") will be held at the Company's facility, 372 Turquoise Street, Milpitas, California, on Tuesday, August 6, 1996, beginning at 9:30 A.M. local time, for the following purposes:

     1. To elect six (6) directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

     2. To increase the authorized number of shares of Preferred Stock of the Company to 5,000,000.

     3. To ratify the appointment of Price Waterhouse LLP as independent auditors of the Company for the fiscal year ending December 31, 1996; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on June 21, 1996, are entitled to notice of and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          J. Richard Ellis
Milpitas, California                      President and Chief Executive Officer
July 3, 1996

                                 PROXY STATEMENT

                                       OF

                                   DISC, INC.

         This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being furnished to the shareholders of DISC, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1996 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Company's facility at 372 Turquoise Street, Milpitas, California 95035, on Tuesday, August 6, 1996 at 9:30 A.M., local time, and any and all adjournments thereof. These proxy materials are being mailed on or about July 6, 1996, to all holders of the Company's Common Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock ("Preferred Stock") of record as of June 21, 1996.

PERSONS MAKING THE SOLICITATION

         All expenses of the Company in connection with this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company by telephone, telegraph, telefax or telex, in person or otherwise, without additional compensation. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such material.

VOTING AT THE MEETING

         Shareholders of record at the close of business on June 21, 1996, of the Company's Common Stock, and Preferred Stock are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On that date, 3,044,066, 372,296, 444,444, 500,000, 250,000 and 110,000 shares of Common Stock, Series C
Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock respectively, were outstanding and entitled to vote. Each share of the Company's Series C, D and E Preferred Stock is convertible into one share of Common Stock and is entitled to one vote per share. Each share of the Company's Series F Preferred Stock is convertible into two shares of Common Stock and is entitled to two votes per share. Each share of Series G Preferred Stock is convertible into ten shares of Common Stock and is entitled to ten votes per share.

         An automated system administered by the Company's transfer agent will tabulate votes cast at the Annual Meeting. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. In determining whether a proposal has been approved, abstentions are counted as votes against a proposal and broker non-votes are not counted as votes for or against a proposal or as votes present and voting on the proposal.

REVOCABILITY OF PROXY

         A proxy may be revoked by a shareholder prior to the voting at the Annual Meeting by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of the shareholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the Proxy Card by the shareholder or, if no instructions are indicated, will be voted "FOR" the slate of directors described herein, "FOR" the increase in the authorized number of shares of Preferred Stock of the Company to 5,000,000, "FOR" the appointment of Price Waterhouse LLP as independent auditors of the Company, and as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy holder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of June 21, 1996, as to
(a) all directors, (b) the named executive officers identified in the Summary Compensation Table located at page 7, all directors and executive officers as a group, and (c) each person known to the Company to be the beneficial owner of more than 5% of the Company's voting securities. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares subject to options or warrants currently exercisable, or exercisable within the 60-day period ending August 31, 1996, are deemed outstanding for computing the percentage ownership of the person or entity holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Each share of the Company's Series C, Series D and Series E Preferred Stock is convertible into one share of Common Stock and is entitled to one vote per share. Each share of the Company's Series F Preferred Stock is convertible into two shares of Common Stock and is entitled to two votes per share. Each share of Series G Preferred Stock is convertible into ten shares of Common Stock and is entitled to ten votes per shares. Because the Company's outstanding Preferred Stock votes together with and has the same rights to cumulative voting as the Common Stock, the number of shares held by such owner includes all shares of Common Stock and Preferred Stock on an as-if converted basis, and "Percentage of Class" represents the total Common and Preferred Stock, on an as-if converted basis, of the Company issued and outstanding as of June 21, 1996. Except as otherwise indicated, the Company believes, based on information furnished by such owners, that the beneficial owners of the Common Stock and Preferred Stock have sole investment and voting power with respect to such shares, subject to applicable community property laws. The information as to each person or entity has been furnished by such person or entity.

Name and Address                   Amount and Nature of       Percentage
of Beneficial Owner                Beneficial Ownership       of Class
- -------------------                --------------------       ----------
MK Global Ventures                    773,744 (1)                 13.0%
  2471 E. Bayshore Road
  Palo Alto, CA 94303

MK Global Ventures II                 817,025 (2)                 13.4%
  2471 E. Bayshore Road
  Palo Alto, CA 94303

MK GVD FUND                         2,662,833 (3)                 41.3%
  2471 E. Bayshore Road
  Palo Alto, CA 94303

J.F. Shea Co, Inc.                    509,682 (4)                  8.4%
  655 Brea Canyon Road
  Walnut, CA 91789

Michael D. Kaufman                  4,284,019 (5)(8)              64.7%
  2471 E. Bayshore Road
  Palo Alto, CA 94303

Frank T. Connors                      199,225 (6)                  3.2%

J. Richard Ellis                       52,083 (7)                    *

F. Rigdon Currie                       30,417 (8)                    *

Arch J. McGill                         30,417 (8)                    *

Michael A. McManus, Jr.                30,417 (8)                    *

Wayne F. Augsburger                    42,396 (9)                    *

Henry Madrid                           35,550 (10)                   *

Directors and Executive             4,704,524 (11)                66.7%
  Officers as a group
  (10 persons)

- -----------------------
* Less than 1%

(1) Includes 759,093 shares of the Company's Common Stock and 10,465 shares of the Company's Series C Preferred Stock. Also includes warrants for 4,186 shares of Common Stock exercisable during the 60-day period ending August 31, 1996.

(2) Includes 310,462 shares of the Company's Common Stock and 361,831 shares of the Company's Series C Preferred Stock. Also includes warrants for 144,732 shares of Common Stock exercisable during the 60-day period ending August 31, 1996.

(3) Includes 333,333 shares, or 75%, of the Company's Series D Preferred Stock, and 375,000 shares, or 75%, of the Company's Series E Preferred Stock, 250,000 shares, or 100%, of the Company's Series F Preferred Stock and 97,500 shares, or 89%, of the Company's Series G Preferred Stock. Shares of Series C, D and E Preferred Stock are convertible into Common Stock on a one to one basis and Series F and G Preferred Stock are convertible on a two to one and ten to one basis, respectively, at the option of the holder. Also includes warrants for 479,500 shares of Common Stock exercisable during the 60-day period ending August 31, 1996.

(4) Includes 33,571 shares of the Company's Common Stock, 111,111 shares, or 25% of the Company's Series D Preferred Stock and 125,000 shares or 25% of the Company's Series E Preferred Stock and 12,500 shares, or 11%, of the Company's Series G Preferred Stock. Shares of Series D and E Preferred Stock are convertible into Common Stock on a one to one basis, and shares of Series G Preferred Stock are convertible into Common Stock on a ten to one basis, respectively, at the option of the holder. Also includes warrants for 115,000 shares of Common Stock exercisable during the 60-day period ending August 31, 1996.

(5) Includes 759,093 shares of Common Stock owned by MK Global Ventures, 310,462 shares of Common Stock owned by MK Global Ventures II, 10,465 shares of Series C Preferred Stock owned by MK Global Ventures, 361,831 shares of Series C Preferred Stock owned by MK Global Ventures II, and 333,333 shares of Series D Preferred Stock, 375,000 shares of Series E Preferred Stock, 250,000 shares of Series F Preferred Stock and 97,500 shares of Series G Preferred Stock owned by MK GVD FUND. Also includes warrants for 4,186 shares of Common Stock held by MK Global Ventures, warrants for 144,732 shares of Common Stock held by MK Global Ventures II and warrants for 479,500 shares of Common Stock held by MK GVD FUND, all of which are exercisable during the 60-day period ending August 31, 1996. Mr. Kaufman, a director of the Company, is a general partner of these funds and may be deemed to have voting and investment power with respect to such shares. Mr. Kaufman disclaims beneficial ownership of all shares of Common Stock and Preferred Stock so owned except to the extent of his pecuniary interest therein; however, the aggregate voting power represented by Mr. Kaufman's beneficial ownership of all such Common Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock is indicated in the appropriate column.

(6) Includes 190,755 shares issuable upon exercise of stock options during the 60-day period ending August 31, 1996.
(7) Includes 52,083 shares issuable upon exercise of stock options during the 60-day period ending August 31, 1996.
(8) Includes 30,417 shares issuable upon exercise of stock options during the 60-day period ending August 31, 1996.
(9) Includes 42,396 shares issuable upon exercise of stock options during the 60-day period ending August 31, 1996.
(10) Includes 35,550 shares issuable upon exercise of stock options during the 60-day period ending August 31, 1996.
(11) Includes 1,092,119 shares issuable upon exercise of stock options and warrants during the 60-day period ending August 31, 1996.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

NOMINEES

         A board of six directors is to be elected at the meeting. If any Management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified. Election of the six nominees to the Board of Directors will require the affirmative vote of the holders of a majority of the outstanding share of Common Stock and Preferred Stock, voting together, present or represented at the Annual Meeting and entitled to vote thereat.

         In accordance with California law, each shareholder may cumulate his or her votes and give any one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares which the shareholder is entitled to vote at the meeting or to distribute the votes on the same principle among as many candidates as the shareholder may elect, if (i) the name of the candidate for whom such votes are cast has been properly placed in nomination prior to the voting, and (ii) a shareholder has given notice at the meeting prior to voting of that shareholder's intention to cumulate his or her votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates who have properly been placed in nomination.

         The Board of Directors is soliciting discretionary authority to cumulate votes represented by proxies and (unless authority to do so is withheld) to distribute the total of such votes among the nominees in such numbers as may be determined by the named proxies, because in the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named in the enclosed proxy to cumulate votes represented by proxies for individual nominees in accordance with their best judgment in order to assure the election of as many of the nominees to the Board of Directors as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED BELOW.

         The names of the nominees and certain information about them are set forth below:

               NAME                       AGE             POSITIONS HELD
               ----                       ---             --------------
               J. Richard Ellis           51        Chairman of the Board, President and
                                                    Chief Operating Officer

               Frank T. Connors           62        Director and Secretary

               Michael D. Kaufman         55        Director

               F. Rigdon Currie           65        Director

               Arch J. McGill             65        Director

               Michael A. McManus, Jr.    53        Director

         FRANK T. CONNORS, has been Secretary of the Company since May 1990, and was Chairman of the Board of Directors of the Company from June 1988 to May 1996, and Chief Executive Officer of the Company from May 1990 to December 1994. Since October 1994, Mr. Connors has been Executive Vice President and Vice Chairman of the Board of Directors of STM Wireless, Inc., a publicly held manufacturer of satellite communication networks.

         J. RICHARD ELLIS, joined the Company as President and Chief Operating Officer in July 1994 and was appointed to the Board of Directors on July 13, 1994. From November 1993 to June 1994, Mr. Ellis worked as an independent management consultant. From June 1991 to October 1993, Mr. Ellis was employed by Cygnet Systems Inc. ("Cygnet"), a manufacturer of optical disk library units, as President and Chief Executive Officer. From December 1988 to May 1991 Mr. Ellis was employed by Cygnet as Vice President of Operations and then as Chief Operating Officer. In June 1993, Cygnet filed a voluntary petition of bankruptcy under Chapter 11 of the federal bankruptcy law. The plan of reorganization was approved and the bankruptcy proceedings terminated in October 1993.

         MICHAEL D. KAUFMAN, became a director of the Company in December 1988. Since October 1987, he has been the Managing General Partner of each of MK Global Ventures and MK Global Ventures II, Palo Alto, California, venture capital firms specializing in early-stage and start-up financing of high technology companies. From August 1981 until October 1987, Mr. Kaufman was General Partner and Special Limited Partner of Oak Investment Partners I, II, and III, venture capital firms, which also focused on the formation of high technology companies. Mr. Kaufman also serves on the Boards of Directors of Davox Corp., a telecommunications company, Document Technologies, Inc., which develops and sells high resolution document image processing subsystems, Hypermedia Communications, Inc., which publishes Newmedia magazine, a periodical dedicated to interactive multimedia technology, and Proxim, Inc., a wireless communications company.

         F. RIGDON CURRIE, became a director of the Company in December 1988. Since February 1988, he has been Special Limited Partner of MK GVS FUND, MK Global Ventures II, and MK GVD FUND. Mr. Currie also serves on the Boards of Directors of Document Technologies, Inc. and Wonderware Corporation, a supplier of software for process control and industrial automation applications.

         ARCH J. MCGILL, became a director of the Company in August 1993. Since October 1985, he has been President of Chardonnay, Inc., a venture capital investment and executive business advisory services company. From March 1983 to October 1985, Mr. McGill was President and Chief Executive Officer of Rothchild Ventures, Inc., a venture capital fund. From January 1981 to March 1983, Mr. McGill was President of AIS/American Bell, a subsidiary of AT&T. Mr. McGill also serves on the Boards of Directors of Apertus Technologies, Inc., a data networking company, and Employee Benefit Plans, Inc., a managed health-care company.

         MICHAEL A. MCMANUS, JR., became a director of the Company in August 1993. Since November 1991, he has been President and Chief Executive officer of New York Bancorp, Inc., the holding company for Home Federal Savings Bank. From July 1990 to October 1991, Mr. McManus was President and Chief Executive officer of Jencor Pharmaceuticals, Inc., a pharmaceutical company. From July 1986 to July 1990, Mr. McManus was Vice President, Business Planning & Development for the Consumer Division of Pfizer, Inc., a health-care company. Mr. McManus also serves on the Board of Directors of New York Bancorp, Inc.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company held a total of four meetings during 1995 with 100% attendance at each meeting. The Board of Directors has a Compensation Committee and an Audit Committee. The functions of the Compensation Committee include advising the Company on salaries and incentive compensation for employees of, and consultants to, the Company. The Compensation Committee, which consists of Messrs. Connors, McManus and Currie, held one meeting during 1995. The Audit Committee is responsible for recommending to the Board of Directors the appointment of the Company's outside auditors, examining the results of audits and reviewing internal accounting controls. The Audit Committee, which consists of Messrs. Kaufman and McGill, held one meeting during 1995, with 100% attendance.

OTHER EXECUTIVE OFFICERS

         HENRY MADRID, 39, joined the Company as Vice President of Finance and Chief Financial Officer in January 1990. From July 1987 to December 1989, Mr. Madrid was employed by Zentec Corporation, a manufacturer of computer terminals, as Controller and later Vice President, Finance. From August 1979 to May 1987, Mr. Madrid was employed by Price Waterhouse, San Jose, California, in various positions, the last of which was as manager in the Audit Department. Mr. Madrid is a Certified Public Accountant.

         WAYNE F. AUGSBURGER, 47, joined the Company in May 1993 as Vice President of Sales and Marketing. From November 1987 to May 1993, Mr. Augsburger was employed by Cygnet Systems Inc. in various positions, the last of which was Vice President of Sales and Marketing. In June 1993, Cygnet filed a voluntary petition of bankruptcy under Chapter 11 of the federal bankruptcy law. The plan of reorganization was approved and the bankruptcy proceedings terminated in October 1993.

         WILLIAM F. TOTH, 38, joined the Company in June 1996 as Vice President of Manufacturing. From July 1994 to May 1996, Mr. Toth owned and operated a residential property management business. From August 1992 to July 1994, Mr. Toth served as Vice President of Manufacturing of the Company. From March 1984 to April 1992, Mr. Toth was employed by Doelz Networks, Inc., a manufacturer of fast packet networking equipment in various positions in Manufacturing and Finance, including Vice President of Manufacturing and Customer Support.

         RONALD F. REYNOLDS, 58, joined the Company in February 1996, as Vice President of Sales. From March 1995 to February 1996, Mr. Reynolds was an independent consultant for start-up companies. From December 1992 to February 1995, Mr. Reynolds served as Vice President of Sales for the Lago Division of Storage Tek, a manufacturer of storage products for the Unix marketplace. From January 1988 to November 1992, Mr. Reynolds was Chief Executive Officer of Century Financial, a leasing and consulting company for computer related products.

         There are no family relationships between any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

         Based upon its review of the copies of reporting forms furnished to the Company, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors, officers, and any persons holding ten percent or more of the Company's Common Stock with respect to the Company's fiscal year ended December 31, 1995, were satisfied.

EXECUTIVE COMPENSATION

         The following Summary Compensation Table shows compensation paid by the Company for services rendered during fiscal years 1995, 1994, and 1993 for the person who was Chief Executive Officer during all of fiscal year 1995, and compensation paid by the Company for services rendered during fiscal years 1995, 1994, and 1993 for the other executive officers of the Company who received salary and bonus compensation which exceeded $100,000 in fiscal year 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                       Long-Term
                                        Annual Compensation                       Compensation Awards
                                        -------------------                       -------------------
                                                                           Securities
       Name and                                                            Underlying           All Other
  Principal Position                Year             Salary ($)            Options (1)       Compensation ($)
  ------------------                ----             ----------            -----------       ----------------
J. Richard Ellis                    1995               152,000                    --               1,000(2)
President and Chief                 1994                58,000(3)            100,000                 500(2)
Executive Officer                   1993                    --                    --                  --

Wayne F. Augsburger                 1995               113,000                    --               1,000(2)
Vice President-Sales                1994               121,000                    --               1,000(2)
and Marketing                       1993                70,000                55,000               1,000(2)

Henry Madrid                        1995               111,000                    --               1,000(2)
Vice President-Finance              1994                99,000                    --               1,000(2)
                                    1993                86,000                14,000               1,000(2)


(1) Options are awarded pursuant to the Company's Stock Plan, which is administered by the Board of Directors. The Board of Directors determines the eligibility of employees and consultants, the number of shares to be granted and the terms of such grants.

(2) The amounts shown represent life insurance premiums paid by the Company.

(3) Mr. Ellis joined the Company as President and Chief Operating Officer in July, 1994 and became Chief Executive Officer of the Company effective January 1, 1995.


                                  OPTION GRANTS

         No options were granted to named executive officers during Fiscal 1995.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

         The following table provides information on the value of unexercised in-the-money options held by the named executive officers as of December 31, 1995.

                                                                        Number of               Value of Unexercised
                            Shares                                     Unexercised                  In-the-Money
                          Acquired on        Value                      Options at                    Options at
                         Exercise (#)    Realized ($)               December 31, 1995           December 31, 1995 (1)
                         ------------    ------------               -----------------           ---------------------
                                                              Exercisable     Unexercisable  Exercisable     Unexercisable
                                                              -----------     -------------  -----------     -------------
J. Richard Ellis                  --             --                35,417           64,583    $        --    $        --
Wayne F. Augsburger               --             --                33,229           21,771         29,000         19,000
Henry Madrid                  16,777         95,000                33,217            4,667        144,000          4,000


(1) Market value of underlying securities at year-end minus the exercise price of "in-the-money" options. The closing sale price for the Company's Common Stock as of December 31, 1995 on the NASDAQ Small Cap Market System was $6 1/8.

COMPENSATION OF DIRECTORS

         Pursuant to the Company's 1995 Stock Option Plan for Non-Employee Directors, each non-employee director receives an initial grant of options to purchase 25,000 shares of the Company's Common Stock upon commencement of service as a director. In addition to such initial grant of 25,000 options, each non-employee director is granted an option to purchase 5,000 shares of the Company's Common Stock during each year of service as a director commencing with fiscal year 1995.

CERTAIN TRANSACTIONS

         On March 29, 1995, the Company entered into an agreement with MK Global Ventures and MK Global Ventures II whereby MK Global Ventures and MK Global Ventures II agreed to not exercise their redemption rights with respect to the shares of Series C Preferred Stock held by such shareholders, and agreed to consent to an amendment of the Company's Amended and Restated Articles of Incorporation deleting such rights, in exchange for warrants to purchase an aggregate of 148,918 shares of Common Stock, which warrants are exercisable at any prior five (5) years following the date of issuance at an exercise price of $5.50 per share. Michael D. Kaufman, a director of the Company, is a general partner of both MK Global Ventures and MK Global Ventures II. MK Global Ventures and MK Global Ventures II, each hold more than 5% of the voting stock of the Company.

         On March 31, 1995, the Company entered into a Series E Preferred Stock Purchase Agreement with MK GVD FUND whereby MK GVD FUND agreed to purchase a minimum of 375,000 shares of Series E Preferred Stock at a price of $4.00 per share and 150,000 warrants to purchase additional shares of Common Stock at an exercise of $5.50 per share, at a price of $.01 per warrant. In connection with such sale, in satisfaction of the Company's antidilution obligations under the Series D Purchase Agreement, the Company issued to MK GVD FUND an additional 33,333 shares of Series D Preferred Stock and warrants to purchase an additional 45,000 shares of Common Stock, and exchanged warrants to purchase 150,000 shares of Common Stock at an exercise price of $5.50 per share for the warrants to purchase 150,000 shares of Common Stock at an exercise price of $6.50 per share which were originally issued to MK GVD FUND in connection with its purchase of Series D Preferred Stock. Subsequently, the Series E Preferred Stock Agreement was amended to allow the Company to issue to MK GVD FUND an additional 125,000 shares of Series E Preferred Stock at a price of $4.00 per share and warrants to purchase an additional 50,000 shares of Common Stock at an exercise price of $5.50 per share at a price of $.01 per warrant. Michael D. Kaufman, a director of the Company, is a general partner of MK GVD FUND, and

Mr. Kaufman and MK GVD FUND are each a beneficial owner of more than 5% of the voting stock of the Company.

         On March 31, 1995, the Company entered into a Series E Preferred Stock Purchase Agreement with J.F. Shea Co., Inc. whereby J.F. Shea Co., Inc. agreed to purchase a minimum of 125,000 shares of Series E Preferred Stock at a price of $4.00 per share and 50,000 warrants to purchase additional shares of Common Stock at an exercise price of $5.50 per share, at a price of $.01 per warrant. In connection with such sale, in satisfaction of the Company's antidilution obligations under the Series D Purchase Agreement, the Company issued to J.F. Shea Co., Inc. an additional 11,111 shares of Series D Preferred Stock and warrants to purchase an additional 15,000 shares of Common Stock, and exchanged warrants to purchase 50,000 shares of Common Stock at an exercise price of $5.50 per share for the warrants to purchase 50,000 shares of Common Stock at an exercise price of $6.50 per share which were originally issued to J.F. Shea, Co., Inc. in connection with its purchase of Series D Preferred Stock. J.F. Shea Co., Inc. is a holder of more than 5% of the voting stock of the Company.

         In September 1995, the Company entered into a Series F Preferred Stock Purchase Agreement with MK GVD FUND whereby MK GVD FUND purchased 156,250 shares of Series F Preferred Stock, each initially convertible into two (2) shares of Common Stock at a price of $8.00 per share and 125,000 warrants to purchase additional shares of Common Stock at an exercise price of $5.50 per share, at a price of $.01 per warrant. Michael D. Kaufman, a director of the Company, is a general partner of MK GVD FUND, and Mr. Kaufman and MK GVD FUND are each a beneficial owner of more than 5% of the voting stock of the Company.

         On March 29, 1996, the Company entered into a Series G Preferred Stock Purchase Agreement with MK GVD FUND whereby MK GVD FUND agreed to purchase 47,500 shares of Series G Preferred Stock, each initially convertible into ten
(10) shares of Common Stock, at a price of $20.00 per share and 118,750 warrants to purchase additional shares of Common Stock at an exercise price of $2.50 per share, at a price of $.01 per warrant. Michael D. Kaufman, a director of the Company, is a general partner of MK GVD FUND, and Mr. Kaufman and MK GVD FUND are each a beneficial owner of more than 5% of the voting stock of the Company.

         In connection with such sale, in satisfaction of the Company's antidilution obligations under the Series E Purchase Agreement, the Company issued to J.F. Shea Co., Inc. an additional 12,500 shares of Series G Preferred Stock. J.F. Shea Co., Inc. is a holder of more than 5% of the voting stock of the Company. Also in connection with such sale, in satisfaction of the Company's antidilution obligations under the Series E and Series F Purchase Agreement, the Company issued to MK GVD FUND an additional 93,750 and 50,000 shares of Series F and Series G Preferred Stock, respectively. Michael D. Kaufman, a director of the Company, is a general partner of MK GVD FUND, and Mr. Kaufman and MK GVD FUND are each a beneficial owner of more than 5% of the voting stock of the Company.

         On March 29, 1996, the Company entered into a Convertible Debenture Purchase Agreement with MK GVD FUND whereby MK GVD FUND agreed to purchase an aggregate of $1,400,000 in principal amount of subordinated convertible debentures, with the debentures issued during each calendar quarter being mandatorily convertible into shares of Preferred Stock and Warrants to Purchase Common Stock on the last day of such quarter at a conversion price based on the average closing price for the Common Stock for the five trading days ended three days prior to the conversion date. Michael D. Kaufman, a director of the Company, is a general partner of MK GVD FUND, and Mr. Kaufman and MK GVD FUND are each a beneficial owner of more than 5% of the voting stock of the Company.

         The above transactions were unanimously approved by the Board of Directors of the Company. As noted above, one of the directors of the Company was, and continues to be, an affiliate of MK GVD FUND. However, the Company believes that the terms and provisions of the above transactions were as fair to the Company as they could have been if made with unaffiliated third parties.

                                  PROPOSAL TWO
                 AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED
               ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF
                      AUTHORIZED SHARES OF PREFERRED STOCK

         The Board of Directors has directed that there be submitted to the shareholders of the Company at the Annual Meeting a proposed amendment to
Article III of the Company's Amended and Restated Articles of Incorporation. The proposed amendment can be used to make a change in control of the Company more difficult.

         Currently, Article III authorizes the Company to issue up to 20,000,000 shares of Common Stock, no par value per share, and 2,000,000 shares of Preferred Stock, no par value per share (the "Preferred Stock"). The proposed amendment, which was unanimously approved by the Company's Board of Directors, will increase the authorized number of shares of Preferred Stock from 2,000,000 to 5,000,000. The Board of Directors is authorized to provide for the issuance of the Preferred Stock in one or more series, to establish the number of shares to be included in each such series and to fix the designations, powers, preferences and relative, participating, optional or other special rights of such series, along with any other qualifications, limitations and restrictions thereon. There are no pre-emptive rights to purchase or otherwise acquire any Preferred Stock that may be issued in the future.

         It is not possible to state the effects of the proposed amendment upon the rights of holders of Common Stock and/or already designated series of Preferred Stock until the Board of Directors determines the respective rights, including any dividend rates, conversion prices or voting rights, of the holders of one or more additional series of Preferred Stock. The effects of such issuance could include, however (i) reduction of the amount otherwise available for payment on dividends on Common Stock and/or one or more series of Preferred Stock, (ii) restrictions on dividends on Common Stock and/or one or more series of Preferred Stock, (iii) dilution of the voting power of Common Stock and/or Preferred Stock, and (iv) restrictions of the rights of holders of Common Stock and/or one or more series of Preferred Stock to share in the Company's assets on liquidation until satisfaction of any liquidation preference granted to the holders of such subsequently designated series of Preferred Stock.

         The proposed amendment will give the Company increased financial flexibility as it will allow additional shares of Preferred Stock to be available for issuance from time to time as determined by the Board for any proper corporate purpose. Such purpose could include, without limitation, issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties. The Company anticipates that it will issue additional shares of Preferred Stock during the next twelve months to finance its operations.

         Shares of voting or convertible Preferred Stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. The ability of the Board of Directors to issue such additional shares of Preferred Stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive shareholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of such additional shares of Preferred Stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to shareholders generally.

         While the amendment may have anti-takeover ramifications, the Board of Directors believes that financial flexibility offered by the amendment outweighs any disadvantages. To the extent that it may have anti-takeover effects, the amendment may encourage persons seeking to acquire the company to negotiate directly with the Board of Directors, enabling the Board to consider the proposed transaction in a manner that best serves the shareholders' interests.

         The affirmative vote of the holders of the majority of the outstanding shares of Common Stock and Preferred Stock, voting together as a class, as well as the affirmative vote of the holders of the majority of the outstanding shares of Preferred Stock, voting as a class, are required to authorize the proposed amendment regarding the issuance of Preferred Stock.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF PREFERRED STOCK.

                                 PROPOSAL THREE
                             APPOINTMENT OF AUDITORS

         The Board of Directors has approved a resolution retaining Price Waterhouse LLP as its independent auditors for the fiscal year ending December 31, 1996. Price Waterhouse LLP has audited the Company's financial statements since 1989. A representative of Price Waterhouse LLP will be present at the Annual Meeting and will have an opportunity at the meeting to make a statement if he desires to do so and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S AUDITORS.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Based upon its review of the copies of reporting forms furnished to the Company, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors, officers and any persons holding ten percent or more of the Company's Common Stock with respect to the Company's fiscal year ended December 31, 1995, were satisfied.

                              SHAREHOLDER PROPOSALS

         Any shareholder desiring to submit a proposal for action at the 1997 Annual Meeting of Shareholders which is desired to be presented in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than April 15, 1997. Matters pertaining to such proposals, including the number and length thereof, the eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Commission and other laws and regulations to which interested persons should refer.

                                  OTHER MATTERS

         Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                      By Order of the Board of Directors



                                      J. Richard Ellis
                                      Chairman of the Board, President and Chief
                                      Executive Officer

July 3, 1996

         The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1995, is being mailed concurrently with this Proxy Statement to all shareholders of record as of June 21, 1996. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

         COPIES OF THE COMPANY'S ANNUAL REPORT TO THE COMMISSION ON FORM 10-K WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER, DISC, INC., 372 TURQUOISE STREET, MILPITAS, CALIFORNIA 95035.

                                   PROXY CARD

                                   DISC, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       ANNUAL MEETING OF THE SHAREHOLDERS

                                 AUGUST 6, 1996

         The undersigned hereby nominates, constitutes and appoints J. Richard Ellis and Henry Madrid, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of DISC, Inc. (the "Company") which the undersigned is entitled to represent and vote at the 1996 Annual Meeting of Shareholders of the Company to be held at the Company's facility, 372 Turquoise Street, Milpitas, California, on August 6, 1996, at 9:30 A.M., and at any and all adjournments thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

             THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2, and 3

                            1. ELECTION OF DIRECTORS:

 [  ]  FOR                                [  ]   WITHHOLD AUTHORITY
       all nominees listed below (except         to vote for all nominees
       as marked to the contrary below)          listed below

Election of the following nominees as directors: Frank T. Connors, Michael D. Kaufman, F. Rigdon Currie, Arch J. McGill, Michael A. McManus, Jr. and J. Richard Ellis.

(INSTRUCTIONS: To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)


2. APPROVAL OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF PREFERRED SHARES TO 5,000,000.

         [  ] FOR                  [  ] AGAINST               [  ] ABSTAIN


3.       APPROVAL OF APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT
         AUDITORS:

         [  ] FOR                  [  ] AGAINST               [  ] ABSTAIN


4. IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

       IMPORTANT--PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER ON THE REVERSE SIDE. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, "FOR" THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF PREFERRED SHARES TO AND "FOR" APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT AUDITORS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY AND ALL OF THE NOMINEES FOR ELECTION OF DIRECTORS FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

Dated: _________________, 1996


                            ______________________________________________
                           (Signature of shareholder)

 Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full titles as such.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND
     RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

                                       15